As filed with the Securities and Exchange Commission on May 4, 2007
Registration No. 333-140600
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6
to

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TomoTherapy Incorporated
(Exact Name of Registrant as Specified in its Charter)

Wisconsin	3845	39-1914727
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1240 Deming Way
Madison, Wisconsin 53717
(608) 824-2800
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Stephen C. Hathaway
Chief Financial Officer and Treasurer
1240 Deming Way
Madison, Wisconsin 53717
(608) 824-2800
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Gregory J. Lynch, Esq. Geoffrey R. Morgan, Esq. Michael Best & Friedrich LLP 100 East Wisconsin Avenue Suite 3300 Milwaukee, Wisconsin 53202 Telephone: (414) 225-2752 Facsimile: (414) 277-0656	Shawn Guse, Esq. Vice President, General Counsel and Secretary TomoTherapy Incorporated 1240 Deming Way Madison, Wisconsin 53717 Telephone: (608) 824-2800 Facsimile: (608) 824-2996	Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Telephone: (212) 819-8200 Facsimile: (212) 354-8113

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Offering	Aggregate Offering	Registration
Securities to be Registered	Registered(1)	Price per Share(2)	Price(2)	Fee(3)
Common Stock, $0.01 par value	12,578,125	$17.00	$213,828,125	$21,921

(1)	Includes 1,640,625 shares that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)	A filing fee of $21,534 was previously paid in connection with the filing of this Registration Statement on February 12, 2007. The aggregate filing fee of $21,921 is being offset by the $21,534 payment previously made.

EXPLANATORY NOTE

This Amendment is filed solely to file the amended exhibits indicated in Item 16(a) or Part II. No change is made to the preliminary prospectus constituting Part 1 of the Registration Statement or Items 13, 14, 15, 16(b) o 17 of the Part II of the Registration Statement.

TABLE OF CONTENTS

SIGNATURES
EXHIBIT INDEX

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement
3	.1**	Amended and Restated Articles of Incorporation of the Registrant, as currently in effect
3	.2**	Form of Amended and Restated Articles of Incorporation of the Registrant, to be in effect upon completion of the offering
3	.3**	Bylaws of the Registrant, as currently in effect
3	.4**	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering
4	.1**	Form of the Registrant’s Common Stock Certificate
4	.2**	Form of Series D warrant issued by Registrant on February 18, 2004
5.1		Opinion of Michael Best & Friedrich LLP, counsel to the Registrant, as to the validity of our common stock (including consent)
10	.1**	Amended and Restated Investment Agreement, dated February 8, 2007, by and among the Registrant and the other parties thereto, as amended
10	.2**	Loan Agreement, dated February 11, 1999, by and between the Registrant and Venture Investors Early Stage Fund II Limited Partnership, as amended
10	.3**	Note and Warrant Purchase Agreement, by and among the Registrant and the other parties thereto dated May 1, 2003, as amended

Exhibit
Number		Description

10	.4†**	License Agreement, dated February 22, 1999, by and between the Registrant and Wisconsin Alumni Research Foundation, as amended
10	.5**	Equity Agreement, dated February 22, 1999, by and between the Registrant and Wisconsin Alumni Research Foundation
10	.6**	Employment Agreement by and between the Registrant and Frederick A. Robertson, M.D.
10	.7**	Employment Agreement by and between the Registrant and Stephen C. Hathaway
10	.8**	Employment Agreement by and between the Registrant and Paul J. Reckwerdt
10	.9**	Employment Agreement by and between the Registrant and John H. Hughes
10	.10**	Employment Agreement by and between the Registrant and Gustavo H. Olivera
10	.11†**	Development and OEM Supply Agreement by and between the Registrant and Analogic Corporation, dated January 27, 2003
10	.12†**	Manufacturing and Supply Agreement by and between the Registrant and Siemens Medical Solutions USA, Inc., dated November 14, 2003, as amended
10	.13**	Lease Agreement, dated January 26, 2005, as amended, by and between the Registrant and Old Sauk Trails Park Limited Partnership for the property located at 1240 Deming Way, Madison, WI
10	.14**	Lease Agreement, dated October 28, 2005, by and between the Registrant and Adelphia, LLC for the property located at 1209 Deming Way, Madison, Wisconsin
10	.15**	Time Sharing Agreement, effective December 2005, by and between the Registrant and Cozzens and Cudahy Air, Inc.
10	.16**	Incentive Stock Option Plan, as amended, and forms of option agreements thereunder
10	.17**	2000 Stock Option Plan, as amended, and forms of option agreements thereunder
10	.18**	2002 Stock Option Plan, as amended, and forms of option agreements thereunder
10	.19**	2007 Equity Incentive Plan
10	.20**	2007 Employee Stock Purchase Plan
10	.21**	Standard Terms and Conditions of Sale
10	.22**	International Standard Terms and Conditions of Sale
10	.23**	Tomo Lifecycle Care (TLC) and Partnership Terms and Conditions
10	.24†**	Logistics Services Agreement between the Registrant and Kuehne + Nagal Inc., dated September 7, 2005
10	.25†**	Purchase Order between the Registrant and ReMedPar, Inc., dated February 7, 2007
10	.26**	Form of Director and Executive Officer Indemnification Agreement
10	.27**	Form of Noncompetition Agreement
10	.28**	Form of Assignment of Inventions Agreement
10	.29**	Form of Confidentiality Agreement
10	.30†**	Variable Pay Plan
21	.1**	Subsidiary of the Registrant
23	.1**	Consent of Grant Thornton LLP, independent registered public accounting firm
23.2		Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)
23	.3**	Consent of Virchow Krause Valuation, LLC
24	.1**	Power of Attorney (included in signature page to Registration Statement)

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on the 4th day of May 2007.

TOMOTHERAPY INCORPORATED

By:	/s/ Frederick A. Robertson, M.D.
Frederick A. Robertson, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Frederick A. Robertson, M.D. Frederick A. Robertson, M.D.	Chief Executive Officer and Director (principal executive officer)	May 4, 2007

/s/ Paul J. Reckwerdt Paul J. Reckwerdt	President and Director	May 4, 2007

/s/ Stephen C. Hathaway Stephen C. Hathaway	Chief Financial Officer (principal financial and accounting officer)	May 4, 2007

* T. Rockwell Mackie, Ph.D.	Director	May 4, 2007

* Michael J. Cudahy	Director	May 4, 2007

* John J. McDonough	Director	May 4, 2007

* John P. Neis	Director	May 4, 2007

* Cary J. Nolan	Director	May 4, 2007

* Carlos A. Perez, M.D.	Director	May 4, 2007

Name	Position	Date

* Sam R. Leno	Director	May 4, 2007

* Frances S. Taylor	Director	May 4, 2007

*By /s/ Stephen C. Hathaway Stephen C. HathawayAttorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description

1	.1**	Form of Underwriting Agreement

3	.1**	Amended and Restated Articles of Incorporation of the Registrant, as currently in effect

3	.2**	Form of Amended and Restated Articles of Incorporation of the Registrant, to be in effect upon completion of the offering

3	.3**	Bylaws of the Registrant, as currently in effect

3	.4**	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon completion of the offering

4	.1**	Form of the Registrant’s Common Stock Certificate

4	.2**	Form of Series D warrant issued by Registrant on February 18, 2004

5.1		Opinion of Michael Best & Friedrich LLP, counsel to the Registrant, as to the validity of our common stock (including consent)

10	.1**	Amended and Restated Investment Agreement, dated February 8, 2007, by and among the Registrant and the other parties thereto, as amended

10	.2**	Loan Agreement, dated February 11, 1999, by and between the Registrant and Venture Investors Early Stage Fund II Limited Partnership, as amended

10	.3**	Note and Warrant Purchase Agreement, by and among the Registrant and the other parties thereto dated May 1, 2003, as amended

10	.4†**	License Agreement, dated February 22, 1999, by and between the Registrant and Wisconsin Alumni Research Foundation, as amended

10	.5**	Equity Agreement, dated February 22, 1999, by and between the Registrant and Wisconsin Alumni Research Foundation

10	.6**	Employment Agreement by and between the Registrant and Frederick A. Robertson, M.D.

10	.7**	Employment Agreement by and between the Registrant and Stephen C. Hathaway

10	.8**	Employment Agreement by and between the Registrant and Paul J. Reckwerdt

10	.9**	Employment Agreement by and between the Registrant and John H. Hughes

10	.10**	Employment Agreement by and between the Registrant and Gustavo H. Olivera

10	.11†**	Development and OEM Supply Agreement by and between the Registrant and Analogic Corporation, dated January 27, 2003

10	.12†**	Manufacturing and Supply Agreement by and between the Registrant and Siemens Medical Solutions USA, Inc., dated November 14, 2003, as amended

10	.13**	Lease Agreement, dated January 26, 2005, as amended, by and between the Registrant and Old Sauk Trails Park Limited Partnership for the property located at 1240 Deming Way, Madison, WI

10	.14**	Lease Agreement, dated October 28, 2005, by and between the Registrant and Adelphia, LLC for the property located at 1209 Deming Way, Madison, Wisconsin

10	.15**	Time Sharing Agreement, effective December 2005, by and between the Registrant and Cozzens and Cudahy Air, Inc.

10	.16**	Incentive Stock Option Plan, as amended, and forms of option agreements thereunder

10	.17**	2000 Stock Option Plan, as amended, and forms of option agreements thereunder

10	.18**	2002 Stock Option Plan, as amended, and forms of option agreements thereunder

10	.19**	2007 Equity Incentive Plan

10	.20**	2007 Employee Stock Purchase Plan

10	.21**	Standard Terms and Conditions of Sale

10	.22**	International Standard Terms and Conditions of Sale

Exhibit
Number		Description

10	.23**	Tomo Lifecycle Care (TLC) and Partnership Terms and Conditions

10	.24†**	Logistics Services Agreement between the Registrant and Kuehne + Nagal Inc., dated September 7, 2005

10	.25†**	Purchase Order between the Registrant and ReMedPar, Inc., dated February 7, 2007

10	.26**	Form of Director and Executive Officer Indemnification Agreement

10	.27**	Form of Noncompetition Agreement

10	.28**	Form of Assignment of Inventions Agreement

10	.29**	Form of Confidentiality Agreement

10	.30†**	Variable Pay Plan

21	.1**	Subsidiary of the Registrant

23	.1**	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2		Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)

23	.3**	Consent of Virchow Krause Valuation, LLC

24	.1**	Power of Attorney (included in signature page to Registration Statement)

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.